EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of bebe stores, inc. and subsidiaries on Form S-8 of our report dated August 20, 2004, appearing in the Annual Report on Form 10-K of bebe stores, inc. and subsidiaries for the fiscal year ended June 30, 2004.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
December 22, 2004